Exhibit 99.1

LeMaitre Q2 2016 Record Sales $22.4mm (+13%), Record Op. Income $3.8mm (+35%)

— $5.0mm Share Repurchase —

BURLINGTON, MA, July 27, 2016 - LeMaitre Vascular, Inc. (Nasdaq:LMAT), a provider of vascular devices, today reported Q2 2016 results, provided increased guidance, announced a $0.045/share dividend and authorized a $5.0mm share repurchase program.

Q2 2016 Results

•	Record sales of $22.4mm, +13% vs. Q2 2015

•	Gross margin of 68.6% vs. 66.0%

•	Record op. income of $3.8mm vs. $2.8mm, +35%

•	Op. margin of 17% vs. 14%

•	Record net income of $2.6mm vs. $1.8mm, +47%

•	Record earnings of $0.14 per diluted share vs. $0.10, +40%

•	Record EBITDA of $4.8mm vs. $3.7mm, +30%

•	Cash & equivalents up $3.4mm to $29.3mm

Q2 2016 sales of $22.4mm increased 13% (+10% organic) vs. Q2 2015. XenoSure and valvulotomes led growth. International sales increased 22%, while The Americas grew 7%.

Gross margin improved to 68.6% in Q2 2016 from 66.0% in Q2 2015, largely due to XenoSure production efficiencies and ASP increases across most product lines.

Operating expenses in Q2 2016 were $11.6mm, a 12% increase vs. the year-earlier quarter. The Company ended the quarter with 91 sales reps vs. 81 at the end of Q2 2015.

George W. LeMaitre, Chairman and CEO said, “Sales increased 13% in Q2 while operating profits were up 35%. We continue to pursue 10% annual sales growth and 20% annual profit growth.”

Baxter Vascu-Guard Safety Alert

Baxter Healthcare Corporation issued a Safety Alert dated June 24, 2016, requesting that U.S. hospitals discontinue the use of certain lots of its Vascu-Guard peripheral vascular patches. This Safety Alert was then issued in the U.K., Germany, Italy, Korea and other international markets. As a result, LeMaitre Vascular is experiencing higher than normal XenoSure patch sales. The Company’s Q3 2016 guidance includes $1.25mm of incremental XenoSure sales, and Q4 2016 guidance includes $500,000 of incremental XenoSure sales. In developing its guidance, LeMaitre Vascular has assumed the Safety Alert will end September 30, 2016.

Business Outlook

The Company is providing Q3 2016 guidance and raising full-year 2016 guidance as summarized below:

Guidance Summary
	Previous (5/02/2016)	Current
Q3 2016 Sales	N/A	$22.2mm (+17% reported, +17% organic)
Q3 2016 Gross Margin	N/A	72.0%
Q3 2016 Operating Income	N/A	$4.3mm (+29%, 19% op. margin)
2016 Sales	$85.7mm (+9% reported, +8% organic)	$88.3mm (+13% reported, +12% organic)
2016 Gross Margin	70.5%	70.5%
2016 Operating Income	$14.3mm (+24%, 17% op. margin)	$15.9mm (+38%, 18% op. margin)

Quarterly Dividend

On July 25, 2016, the Company’s Board of Directors approved a quarterly dividend of $0.045/share of common stock. The dividend will be paid September 6, 2016 to shareholders of record on August 22, 2016.

Share Repurchase Program

On July 25, 2016, the Company’s Board of Directors authorized the repurchase of up to $5.0mm of the Company’s outstanding common stock from time to time on the open market or in privately negotiated transactions. The timing and number of any shares repurchased will be determined by Company management, based on their evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time and will conclude no later than July 25, 2017, unless extended by the Company’s Board of Directors. The repurchase program will be funded using the Company’s available cash and cash equivalents.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 53259228. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q3 2016 and 2016 sales, gross margin and operating income levels. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that the XenoSure product is not as accretive and does not achieve the gross margins currently anticipated by the Company; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse or fluctuating conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT: J.J. Pellegrino

LeMaitre Vascular

781-425-1691

jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$29,315	$27,451
Accounts receivable, net	12,838	11,971
Inventory	16,961	15,205
Prepaid expenses and other current assets	3,308	3,557

Total current assets	62,422	58,184

Property and equipment, net	7,324	7,022
Goodwill	18,150	17,789
Other intangibles, net	6,211	6,336
Deferred tax assets	1,245	1,205
Other assets	177	168

Total assets	$95,529	$90,704

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,550	$1,366
Accrued expenses	7,810	8,837
Acquisition-related obligations	776	165

Total current liabilities	10,136	10,368

Deferred tax liabilities	1,679	1,678
Other long-term liabilities	864	774

Total liabilities	12,679	12,820

Stockholders’ equity
Common stock	199	197
Additional paid-in capital	83,425	82,094
Retained earnings	11,272	8,161
Accumulated other comprehensive loss	(3,525)	(4,049)
Treasury stock	(8,521)	(8,519)

Total stockholders’ equity	82,850	77,884

Total liabilities and stockholders’ equity	$95,529	$90,704

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net sales	$22,389	$19,897	$42,647	$38,844
Cost of sales	7,022	6,767	12,924	12,597

Gross profit	15,367	13,130	29,723	26,247

Operating expenses:
Sales and marketing	6,539	5,519	12,812	11,376
General and administrative	3,411	3,303	6,748	6,921
Research and development	1,634	1,331	3,080	2,484
Medical device excise tax	—	183	—	363

Total operating expenses	11,584	10,336	22,640	21,144

Income from operations	3,783	2,794	7,083	5,103

Other income:
Other income, net	53	30	18	47

Income before income taxes	3,836	2,824	7,101	5,150

Provision (benefit) for income taxes	1,238	1,057	2,337	2,014

Net income	$2,598	$1,767	$4,764	$3,136

Earnings per share of common stock
Basic	$0.14	$0.10	$0.26	$0.18

Diluted	$0.14	$0.10	$0.25	$0.17

Weighted - average shares outstanding:
Basic	18,408	17,582	18,372	17,503

Diluted	18,978	18,065	18,926	17,930

Cash dividends declared per common share	$0.045	$0.040	$0.090	$0.080

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the six months ended
	June 30, 2016		June 30, 2015		June 30, 2016		June 30, 2015
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$13,189	59%	$12,371	62%	$25,066	59%	$23,954	62%
International	9,200	41%	7,526	38%	17,581	41%	14,890	38%

Total Net Sales	$22,389	100%	$19,897	100%	$42,647	100%	$38,844	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending June 30, 2016
Net sales as reported	$22,389
Impact of currency exchange rate fluctuations	(126)
Net impact of acquisitions excluding currency	(434)

Adjusted net sales		$21,829
For the three months ending June 30, 2015
Net sales as reported	$19,897
Net impact of divestitures excluding currency	(4)

Adjusted net sales		$19,893

Adjusted net sales increase for the three months ending June 30, 2016		$1,936	10%

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending September 30, 2016
Net sales per guidance	$22,200
Impact of currency exchange rate fluctuations	168
Net impact of acquisitions excluding currency	(250)

Adjusted net sales		$22,118
For the three months ending September 30, 2015
Net sales as reported	$19,025
Net impact of divestitures excluding currency	(55)

Adjusted net sales		$18,970

Adjusted net sales increase for the three months ending September 30, 2016		$3,148	17%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ending December 31, 2016
Net sales per guidance	$88,300
Impact of currency exchange rate fluctuations	269
Net impact of acquisitions excluding currency	(1,152)

Adjusted net sales		$87,417

For the year ending December 31, 2015
Net sales as reported	$78,352
Net impact of divestitures excluding currency	(199)

Adjusted net sales		$78,153

Adjusted net sales increase for the year ending December 31, 2016		$9,624	12%

	For the three months ended		For the six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$2,598	$1,767	$4,764	$3,136
Interest income	(16)	(4)	(31)	(4)
Amortization and depreciation expense	931	840	1,812	1,672
Provision for income taxes	1,238	1,057	2,337	2,014

EBITDA	$4,751	$3,660	$8,882	$6,818

EBITDA percentage increase		30%		30%